Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2018
FOURTH QUARTER AND YEAR-END RESULTS

--Reports Record Sales for the Fourth Quarter and Fiscal Year--

LOS ANGELES, CA –June 14, 2018 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported record sales for its fiscal 2018 fourth quarter and year ended March 31, 2018.

Net sales for the fiscal 2018 fourth quarter increased 5.9 percent to a record high $121.1 million from $114.4 million for the same period a year earlier.

All results labeled as “adjusted” in this press release are non-GAAP measures as discussed more fully below under the heading “Use of Non-GAAP Measures.”

Adjusted net sales for the fiscal 2018 fourth quarter increased 7.8 percent to a record high $123.8 million from $114.9 million a year earlier.

Net income for the fiscal 2018 fourth quarter was $9.2 million, or $0.47 per diluted share, compared with $9.8 million, or $0.50 per diluted share, a year ago.  The current quarter net income was impacted by higher customer allowances related to new business, an excess customer freight surcharge allowance, transition expenses in connection with expansion of operations and less proceeds from scrap sales due to lower prices compared with the prior year.

Adjusted net income for the fiscal 2018 fourth quarter was $10.9 million, or $0.56 per diluted share, compared with $11.3 million, or $0.58 per diluted share, a year earlier.  Adjusted net income for the quarter includes the negative impact of a one-time excess customer freight surcharge allowance and less proceeds from scrap sales due to lower prices compared with the prior year.  These items were partially offset by a one-time gain related to customer allowances.  The three items resulted in a combined net negative impact of $0.03 per diluted share.

Gross profit for the fiscal 2018 fourth quarter was $30.3 million compared with $31.6 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2018 fourth quarter was 25.0 percent compared with 27.6 percent a year earlier.  The current quarter gross profit as a percentage of net sales was impacted by the unusual items noted above.

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Adjusted gross profit for the fiscal 2018 fourth quarter was $36.6 million compared with $35.8 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 29.6 percent compared with 31.1 percent a year earlier.  Adjusted gross profit as a percentage of adjusted net sales for the quarter was negatively impacted by a one-time excess customer freight surcharge allowance and less proceeds from scrap sales due to lower prices compared with the prior year.  These items were partially offset by a one-time gain related to customer allowances.  These three items resulted in a combined net negative impact of 0.8 percent to the adjusted gross profit margin.

Net sales for fiscal 2018 increased to a record high $428.1 million from $421.3 million a year earlier.  The company’s sales and profit performance for the prior-year period reflects the benefits of recognizing a $9.3 million revenue pick-up due to a change in estimate for stock adjustment returns.

Adjusted net sales for fiscal 2018 increased to a record high $436.5 million from $434.0 million last year.  As noted above, the company’s sales and profit performance for the prior-year period reflects the benefits of recognizing a $9.3 million revenue pick-up due to a change in estimate for stock adjustment returns.

Net income for fiscal 2018 was $16.3 million, or $0.84 per diluted share, compared with $37.6 million, or $1.93 per diluted share, in fiscal 2017.  Net income for fiscal 2018 includes a $4.9 million, or $0.25 per diluted share, non-cash book tax charge and a separate transition tax charge of approximately $530,000, or $0.03 per diluted share, both of which relate to the recently enacted Tax Reform Act, which is further discussed below.

Adjusted net income for fiscal 2018 was $35.6 million, or $1.82 per diluted share, compared with $45.5 million, or $2.35 per diluted share, in fiscal 2017.

Gross profit for fiscal 2018 was $105.9 million compared with $115.0 million a year earlier. Gross profit as a percentage of net sales for fiscal 2018 was 24.7 percent compared with 27.3 percent a year earlier – reflecting the impact of customer allowances and return accruals related to new business, higher returns as a percentage of sales and lower overhead absorption.

Adjusted gross profit for fiscal 2018 was $124.9 million compared with $134.5 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the twelve months was 28.6 percent compared with 31.0 percent a year earlier.  Adjusted gross profit as a percentage of adjusted net sales for the twelve-month period was impacted by higher returns as a percentage of adjusted sales and lower overhead absorption.

“We achieved record sales for the fiscal year, despite the impact of widely reported negative industry dynamics,” said Selwyn Joffe, chairman, president and chief executive officer.

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He noted that the fiscal year was disproportionately affected by inventory reduction initiatives in the customer base, which appears to be over.  “While consumer demand was weaker than in prior years, the company believes aftermarket car parc fundamentals are trending positively, which should result in improving demand,” Joffe added.

SG&A expenses for fiscal 2018 increased as a result of the consolidation of the company’s newly acquired diagnostics company, and an increase in customer service and sales-related costs to support the company’s growing business.

Joffe emphasized the outlook for its newly acquired diagnostics company is positive, and that the company is ramping up for growth in both its standard and electric vehicle diagnostic product lines.

“Despite soft replenishment revenue, which had a negative impact on fiscal year 2018, we improved our overall market share during this period and are pleased with the significant new business commitments we have already received for fiscal year 2019.  This bodes well for the company’s future,” Joffe added.

 “We have expanded our operating capacity with a new state-of-the-art distribution facility to support the company’s growth and enhance operational efficiencies.  In addition, as announced last week, we completed a new credit facility with expanded liquidity and flexibility to support our growth.

We believe our company has reached its next inflection point, and we are excited by the opportunities and our leadership position within the $125 billion automotive aftermarket – including the unique opportunities for both our diagnostics and hard parts product lines,” Joffe emphasized.

Separately, the company repurchased $4.8 million, or approximately 208,000 of its shares, during the fiscal 2018 fourth quarter.  The company has approximately $8.4 million remaining available to repurchase shares under its $20,000,000 authorized share repurchase program.

FISCAL 2019 GUIDANCE

Motorcar Parts of America expects adjusted net sales for its fiscal year 2019 ending March 31 to be between $465 million and $474 million, representing between 6.5 and 8.5 percent growth year over year. The company has received at least $40 million in new business commitments in existing product lines on an annualized basis. This business will commence on a staggered basis, predominantly in the fiscal third and fourth quarters. Adjusted gross margins on an annualized basis are expected to be between 27.0 and 30.0 percent – primarily reflecting product mix and higher freight costs, although quarters may fluctuate above and below these numbers.

IMPACT OF TAX REFORM ACT

The company has evaluated its net income tax expense as a result of the December 2017 Tax Reform Act which reduces its federal corporate income tax rate to 21 percent from 35 percent, among other factors.  The company estimates its effective tax rate commencing in fiscal 2019 will be reduced to approximately 25 percent.

The company’s deferred tax assets were reduced by a non-cash charge of approximately $4.9 million, as explained below.  In addition, transition taxes of $530,000 were recorded as of March 31, 2018, as explained below.

Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws are enacted.

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Transition taxes are one-time expenses for deemed repatriation of accumulated foreign income.

The company’s fiscal 2018 results were negatively impacted by $0.28 per diluted share as a result of the Tax Reform Act.  A prorated federal corporate income tax rate of 31.5% applies for the company’s full 2018 fiscal year.  The full impact of the Tax Reform Act will be effective in the fiscal year commencing April 1, 2018.

These tax changes represent provisional amounts based on the company’s interpretation of the Tax Reform Act and may change as the company receives additional clarification and implementation guidance. The company will continue to analyze the effects of the Tax Reform Act on the company’s financial statements and operations. Any additional impacts from the enactment of the Tax Reform Act will be recorded as they are identified during the measurement period as provided for in accordance with Staff Accounting Bulletin No. 118.

REVENUE RECOGNITION

In May 2014, the Financial Accounting Standard Board issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, codified in Accounting Standards Codification (“ASC”) 606, “Revenue Recognition - Revenue from Contracts with Customers”, which amends the guidance in the former ASC 605, “Revenue Recognition”. The company will adopt the new standard on April 1, 2018 and has elected to utilize the full retrospective transition method, which is not expected to have a material impact on the company’s consolidated statements of income.  Additional information will be available in the company’s form 10-K filing later today.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

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Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 14, 2018 through 8:59 p.m. Pacific time on June 21, 2018 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 8489669.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test equipment for performance, endurance and production testing of alternators, starters, electric motors, inverters and belt starter generators for both the OE and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2018 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended March 31,		Years Ended March 31,
	2018	2017	2018	2017
	(Unaudited)

Net sales	$121,108,000	$114,410,000	$428,072,000	$421,253,000
Cost of goods sold	90,780,000	82,783,000	322,199,000	306,207,000
Gross profit	30,328,000	31,627,000	105,873,000	115,046,000
Operating expenses:
General and administrative	8,810,000	9,678,000	35,527,000	31,124,000
Sales and marketing	4,131,000	3,551,000	15,030,000	12,126,000
Research and development	1,772,000	1,011,000	5,692,000	3,824,000
Total operating expenses	14,713,000	14,240,000	56,249,000	47,074,000
Operating income	15,615,000	17,387,000	49,624,000	67,972,000
Interest expense, net	4,656,000	3,729,000	15,445,000	13,094,000
Income before income tax expense	10,959,000	13,658,000	34,179,000	54,878,000
Income tax expense	1,764,000	3,846,000	17,863,000	17,305,000

Net income	$9,195,000	$9,812,000	$16,316,000	$37,573,000

Basic net income per share	$0.48	$0.53	$0.87	$2.02
Diluted net income per share	$0.47	$0.50	$0.84	$1.93

Weighted average number of shares outstanding:
Basic	18,977,295	18,672,381	18,854,993	18,608,812
Diluted	19,441,230	19,492,999	19,514,775	19,418,706

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
March 31,

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$13,049,000	$9,029,000
Short-term investments	2,828,000	2,140,000
Accounts receivable — net	15,738,000	26,017,000
Inventory— net	76,275,000	67,516,000
Inventory unreturned	7,508,000	7,581,000
Income tax receivable	7,796,000	1,709,000
Prepaid expenses and other current assets	11,491,000	8,139,000
Total current assets	134,685,000	122,131,000
Plant and equipment — net	28,322,000	18,437,000
Long-term core inventory — net	301,656,000	262,922,000
Long-term core inventory deposits	5,569,000	5,569,000
Long-term deferred income taxes	10,556,000	13,546,000
Goodwill	2,551,000	2,551,000
Intangible assets — net	3,766,000	3,993,000
Other assets	7,392,000	6,990,000
TOTAL ASSETS	$494,497,000	$436,139,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,273,000	$85,960,000
Accrued liabilities	11,799,000	10,077,000
Customer finished goods returns accrual	17,805,000	17,667,000
Accrued core payment	16,536,000	11,714,000
Revolving loan	54,000,000	11,000,000
Other current liabilities	4,471,000	3,300,000
Current portion of term loan	3,068,000	3,064,000
Total current liabilities	180,952,000	142,782,000
Term loan, less current portion	13,913,000	16,935,000
Long-term accrued core payment	18,473,000	12,349,000
Long-term deferred income taxes	226,000	180,000
Other liabilities	5,957,000	15,212,000
Total liabilities	219,521,000	187,458,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,893,102 and 18,648,854 shares issued and outstanding at March 31, 2018 and 2017, respectively	189,000	186,000
Additional paid-in capital	213,609,000	205,646,000
Retained earnings	66,606,000	50,290,000
Accumulated other comprehensive loss	(5,428,000)	(7,441,000)
Total shareholders’ equity	274,976,000	248,681,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$494,497,000	$436,139,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company’s financial results for the three and twelve months ended March 31, 2018 and 2017. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and twelve months ended March 31, 2018 and 2017 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
GAAP Results:
Net sales	$121,108,000	$114,410,000	$428,072,000	$421,253,000
Net income	9,195,000	9,812,000	16,316,000	37,573,000
Diluted income per share (EPS)	0.47	0.50	0.84	1.93
Gross margin	25.0%	27.6%	24.7%	27.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$123,829,000	$114,922,000	$436,531,000	$433,980,000
Non-GAAP adjusted net income	10,899,000	11,286,000	35,607,000	45,546,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.56	0.58	1.82	2.35
Non-GAAP adjusted gross margin	29.6%	31.1%	28.6%	31.0%
Non-GAAP adjusted EBITDA	$22,740,000	$23,227,000	$74,926,000	$91,474,000

Note: Results for the twelve months ended March 31, 2017 include revenue due to the change in estimate for anticipated stock adjustment returns of $9,261,000 (which had a $4,066,000 gross profit and EBITDA impact, $2,551,000 net income impact and $0.13 earnings per diluted share impact).  The change in estimate also had a 0.4% gross margin impact for the twelve months ended March 31, 2017.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
GAAP net sales	$121,108,000	$114,410,000	$428,072,000	$421,253,000
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	394,000	-	2,890,000	3,168,000
Customer allowances related to new business	2,327,000	512,000	5,569,000	9,559,000
Adjusted net sales	$123,829,000	$114,922,000	$436,531,000	$433,980,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended March 31,
	2018		2017
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$9,195,000	$0.47	$9,812,000	$0.50
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	394,000	$0.02	-	$-
Customer allowances related to new business	2,327,000	$0.12	512,000	$0.03
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,028,000	$0.05	1,317,000	$0.07
Lower of cost or net realizable value revaluation - cores on customers’ shelves	2,828,000	$0.15	2,300,000	$0.12
Cost of customer allowances and stock adjustment accruals related to new business	(287,000)	$(0.01)	-	$-
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	355,000	$0.02	916,000	$0.05
Share-based compensation expenses	1,108,000	$0.06	829,000	$0.04
Mark-to-market losses (gains	(1,814,000)	$(0.09)	(1,030,000)	$(0.05)
Tax effected (a)	(2,793,000)	$(0.14)	(3,370,000)	$(0.17)
Tax charge for revaluation of deferred tax assets and liabilities	(1,427,000)	$(0.07)	-	$-
Transition tax on deemed repatriation of accumulated foreign income	(15,000)	$(0.00)	-	$-
Adjusted net income	$10,899,000	$0.56	$11,286,000	$0.58

(a) Adjusted net income is calculated by applying an income tax rate of 35.5% for the three months ended March 31, 2018 and 39.0% for the three months ended March 31, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Twelve Months Ended March 31,
	2018		2017
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$16,316,000	$0.84	$37,573,000	$1.93
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,890,000	$0.15	3,168,000	$0.16
Customer allowances related to new business	5,569,000	$0.29	9,559,000	$0.49
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,831,000	$0.09	1,457,000	$0.08
Lower of cost or net realizable value revaluation - cores on customers’ shelves and inventory step-up amortization	9,360,000	$0.48	5,788,000	$0.30
Cost of customer allowances and stock adjustment accruals related to new business	(649,000)	$(0.03)	(568,000)	$(0.03)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	1,092,000	$0.06	1,623,000	$0.08
Share-based compensation expenses	3,766,000	$0.19	3,384,000	$0.17
Mark-to-market losses (gains)	(3,065,000)	$(0.16)	(4,623,000)	$(0.24)
Interest
Write-off of debt issuance costs	231,000	$0.01	-	$-
Tax effected (a)	(7,127,000)	$(0.37)	(11,815,000)	$(0.61)
Tax charge for revaluation of deferred tax assets and liabilities	4,863,000	$0.25	-	$-
Transition tax on deemed repatriation of accumulated foreign income	530,000	$0.03	-	$-
Adjusted net income	$35,607,000	$1.82	$45,546,000	$2.35

(a) Adjusted net income is calculated by applying an income tax rate of 35.5% for the twelve months ended March 31, 2018 and 39.0% for the twelve months ended March 31, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended March 31,
	2018		2017
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$30,328,000	25.0%	$31,627,000	27.6%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	394,000		-
Customer allowances related to new business	2,327,000		512,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,028,000		1,317,000
Lower of cost or net realizable value revaluation - cores on customers’ shelves	2,828,000		2,300,000
Cost of customer allowances and stock adjustment accruals related to new business	(287,000)		-
Total adjustments	6,290,000	4.6%	4,129,000	3.5%
Adjusted gross profit	$36,618,000	29.6%	$35,756,000	31.1%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Twelve Months Ended March 31,
	2018		2017
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$105,873,000	24.7%	$115,046,000	27.3%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,890,000		3,168,000
Customer allowances related to new business	5,569,000		9,559,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,831,000		1,457,000
Lower of cost or net realizable value revaluation - cores on customers’ shelves and inventory step-up amortization	9,360,000		5,788,000
Cost of customer allowances and stock adjustment accruals related to new business	(649,000)		(568,000)
Total adjustments	19,001,000	3.9%	19,404,000	3.7%
Adjusted gross profit	$124,874,000	28.6%	$134,450,000	31.0%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
GAAP net income	$9,195,000	$9,812,000	$16,316,000	$37,573,000
Interest expense, net	4,656,000	3,729,000	15,445,000	13,094,000
Income tax expense	1,764,000	3,846,000	17,863,000	17,305,000
Depreciation and amortization	1,186,000	996,000	4,508,000	3,714,000
EBITDA	$16,801,000	$18,383,000	$54,132,000	$71,686,000

Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business…	394,000	-	2,890,000	3,168,000
Customer allowances related to new business	2,327,000	512,000	5,569,000	9,559,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,028,000	1,317,000	1,831,000	1,457,000
Lower of cost or net realizable value revaluation - cores on customers’ shelves and inventory step-up amortization	2,828,000	2,300,000	9,360,000	5,788,000
Cost of customer allowances and stock adjustment accruals related to new business	(287,000)	-	(649,000)	(568,000)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	355,000	916,000	1,092,000	1,623,000
Share-based compensation expenses	1,108,000	829,000	3,766,000	3,384,000
Mark-to-market losses (gains)	(1,814,000)	(1,030,000)	(3,065,000)	(4,623,000)
Adjusted EBITDA	$22,740,000	$23,227,000	$74,926,000	$91,474,000